UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2025

XOMA ROYALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310

Emeryville, California 94608

(Address of Principal Executive Offices)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, XOMA Royalty Corporation (“XOMA”) entered into an Agreement and Plan of Merger, dated August 4, 2025 (the “Merger Agreement”), with HilleVax, Inc., a Delaware corporation (“HilleVax”), and XRA 4 Corp., a Delaware corporation and a wholly owned subsidiary of XOMA (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on September 16, 2025, XOMA and Merger Sub completed a tender offer to purchase all of HilleVax’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), for a price per Share of (i) $1.95 in cash (the “Cash Amount”), payable subject to any applicable tax withholding and without interest, plus (ii) one non-transferable contractual contingent value right (each, a “CVR”), which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the Contingent Value Rights Agreement, dated September 17, 2025 (the “CVR Agreement”), by and among XOMA, Merger Sub, Broadridge Corporate Issuer Solutions, LLC (“Broadridge”), a Pennsylvania limited liability company, as rights agent, and Dr. Robert Hershberg, solely in his capacity as the initial representative, agent and attorney-in-fact of the Holders (as defined therein), issuable without interest (such amount, the “CVR Amount,” and together with the Cash Amount, the “Offer Price”), all upon the terms and subject to the conditions described in the Offer to Purchase, dated August 18, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” which, together with the Offer to Purchase, constituted the “Offer”), copies of which are attached to the Tender Offer Statement on Schedule TO filed with the United States Securities and Exchange Commission (the “SEC”) on August 18, 2025 as exhibits (a)(1)(A) and (a)(1)(B), respectively.

The Offer and related withdrawal rights expired as scheduled, one minute after 11:59 p.m. Eastern Time on Monday, September 15, 2025 (such date and time, the “Expiration Time”), and the Offer was not extended. According to Broadridge, the depositary and paying agent for the Offer, as of the Expiration Time, a total of 39,214,689 Shares were validly tendered, and not validly withdrawn pursuant to the Offer, representing approximately 77.48% of the outstanding Shares. All conditions to the Offer, including the Minimum Tender Condition (as defined in the Merger Agreement), were satisfied or waived and XOMA and Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn in the Offer.

XOMA completed the acquisition of HilleVax on September 17, 2025, by causing Merger Sub to merge with and into HilleVax (the “Merger”) pursuant to the Merger Agreement without a vote of the HilleVax stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Merger Sub was merged with and into HilleVax, the separate existence of Merger Sub ceased and HilleVax continued as a wholly owned subsidiary of XOMA (the “Surviving Corporation”). At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares (i) owned by HilleVax, XOMA, Merger Sub or any direct or indirect wholly owned subsidiary of XOMA or Merger Sub prior to the Effective Time, (ii) irrevocably accepted for payment pursuant to the Offer, or (iii) held by any stockholder who is entitled to demand and has properly demanded the appraisal of such Shares in accordance with, and in compliance in all respects with, the DGCL) was automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to the Offer Price (including the CVR), without interest.

In addition, pursuant to the terms of the Merger Agreement, immediately prior to the Offer Closing Time (as defined in the Merger Agreement), (i) each HilleVax stock option to purchase Shares with a per Share exercise price less than the Cash Amount (each, an “In the Money Option”) that was outstanding as of immediately prior to the Offer Closing Time accelerated and became fully vested and was by virtue of the Merger automatically cancelled and terminated and converted into the right to receive, subject to the terms of the Merger Agreement, (a) an amount in cash (without interest) equal to the product obtained by multiplying (1) the excess of the Cash Amount over the exercise price per share of the Shares underlying such In the Money Option at the Effective Time by (2) the number of Shares underlying such In the Money Option, plus (b) one CVR with respect to each Share underlying such In the Money Option at the Effective Time, (ii) each HilleVax stock option to purchase Shares with a per Share exercise price equal to or greater than the Cash Amount (each, an “Out of the Money Option”) that was outstanding as of immediately prior to the Offer Closing Time by virtue of the Merger was automatically cancelled for no consideration and the holder thereof shall have no further rights with respect thereto, subject to the terms of the Merger Agreement, and (iii) each HilleVax restricted stock unit award that was outstanding as of immediately prior to the Offer Closing Time accelerated and became fully vested and was, by virtue of the Merger, automatically cancelled and terminated and converted into the right to receive, (a) an amount in cash without interest, equal to the product obtained by multiplying (1) the Cash Amount by (2) the number of Shares underlying such HilleVax restricted stock unit award at the Effective Time and (b) one CVR for each Share underlying such HilleVax restricted stock unit award at the Effective Time.

The foregoing descriptions of the Merger Agreement, the CVR Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the CVR Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events.

On September 17, 2025, XOMA issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of HilleVax and related notes as of and for the years ended December 31, 2024 and 2023 and the unaudited financial statements of HilleVax as of June 30, 2025 and 2024 and for the periods then ended and related notes will be included in an exhibit that will be filed in an amendment to this Current Report on Form 8-K within the period specified in Item 9.01(a)(3) of Form 8-K.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of XOMA and HilleVax as of and for the six months ended June 30, 2025 and the year ended December 31, 2024 and the related notes will be included in an exhibit that will be filed in an amendment to this Current Report on Form 8-K within the period specified in Item 9.01(a)(3) of Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 4, 2025, by and among XOMA Royalty Corporation, HilleVax, Inc. and XRA 4 Corp.*

2.2	Contingent Value Rights Agreement, dated September 17, 2025, by and among XOMA Royalty Corporation, XRA 4 Corp., Broadridge Corporate Issuer Solutions, LLC and Dr. Robert Hershberg, solely in his capacity as the initial representative, agent and attorney-in-fact of the Holders.

99.1	Press Release issued by XOMA Royalty Corporation on September 17, 2025 (incorporated herein by reference to Exhibit (a)(5)(B) to the Schedule TO-T/A filed by XOMA Royalty Corporation on September 17, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits, annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits, annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA ROYALTY CORPORATION

Date: September 23, 2025	By:	/s/ Owen Hughes
	Name:	Owen Hughes
	Title:	Chief Executive Officer